Exhibit 23.1

Consent of Independent Auditor

U.S. Silica Holdings, Inc.

Frederick, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-210238 and 333-213870) and Form S-8 (No. 333-179480 and 333-204062) of U.S. Silica Holdings, Inc. of our report dated May 23, 2016, relating to the consolidated financial statements as of December 31, 2015 and 2014, and for the years then ended of New Birmingham, Inc., which appears in this Form 8K/A.

/s/ BDO USA, LLP

Houston, Texas

September 30, 2016